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                                                                     Exhibit 8.1

                               November 30, 1999


PeopleFirst.com Auto Receivables Owner Trust 1999-1
c/o Wilmington Trust Company,
as Owner Trustee
1100 North Market Street
Wilmington, Delaware 19890

     Re:  PeopleFirst.com Auto Receivables Owner Trust 1999-1
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Ladies and Gentlemen:

     You have requested our opinion with respect to certain federal income tax matters in connection with the transactions contemplated by the Prospectus Supplement dated November 17, 1999 (the "Prospectus Supplement") to the Prospectus dated November 17, 1999 (the "Prospectus"), included in the Registration Statement on Form S-3 (File No. 333-52021)(as amended, the "Registration Statement"). All capitalized terms used herein have their respective meanings set forth in the Prospectus Supplement unless otherwise stated.

     We have acted as counsel to PeopleFirst.com Auto Receivables Owner Trust 1999-1 (the "Issuer") with respect to the offering of the Asset Backed Notes pursuant to the Registration Statement. This letter is for delivery in connection with the offering and is intended to confirm as of the date hereof the sections of the Prospectus Supplement captioned "Summary of Terms--Tax Status" and "FEDERAL INCOME TAX CONSEQUENCES" and the sections of the Prospectus captioned "Summary of Terms--Tax Considerations" and "Certain Tax Considerations" have been prepared or reviewed by us and, in our opinion, to the extent they purport to describe statements of law or legal conclusions with respect thereto, are correct in all material respects. We hereby consent to the use of this opinion letter as an exhibit to the Registration Statement of the Company and to the reference to this Firm under the caption "FEDERAL INCOME TAX CONSEQUENCES" in the Prospectus Supplement.

     In rendering the opinion stated below, we have examined and relied, with your consent, upon the following:

     (i)  the Prospectus and the Prospectus Supplement;

     (ii) the Certificate of Trust;

     (iii) the Trust Agreement dated as of November 1, 1999 between Prudential Securities Secured Financing Corporation and Wilmington Trust Company, as Owner Trustee;

     (iv)  the Indenture; and

     (v) such other documents, records and instruments as we have deemed necessary to enable us to render the opinions referred to in this letter.

     In our examination of the foregoing documents, we have assumed, with your consent, that (i) all documents reviewed by us are original documents, or true and accurate copies of original documents, and have not been subsequently amended, (ii) the signatures on each original document are genuine, (iii) each party who executed the document had proper authority and capacity, (iv) all representations and
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statements set forth in such documents are true and correct, (v) all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms and (vi) the Issuer at all times will be organized and operated in accordance with the terms of such documents. We have further assumed the accuracy of the statements and descriptions of the Issuer's intended activities as described in the Prospectus.

     Based upon and subject to the foregoing, we are of the opinion that:

     (1) The opinions set forth in the Prospectus Supplement under the caption "FEDERAL INCOME TAX CONSEQUENCES" and identified as our opinions are hereby confirmed.

     (2) The summaries of federal income tax considerations set forth in the Prospectus Supplement under the captions "Summary of Terms--Tax Status" and "FEDERAL INCOME TAX CONSEQUENCES" and in the Prospectus under the captions "Summary of Terms--Tax Considerations" and "Certain Tax Considerations" to the extent such summaries purport to describe statements of law or legal conclusions with respect thereto are correct in all material respects.

     The opinions stated above are subject to and based upon the assumptions, qualifications, limitations, representations and covenants discussed in the Prospectus and Prospectus Supplement. The opinions stated above also represent our conclusions as to the application of federal income tax laws existing as of the date of this letter to the transactions contemplated in the Prospectus and Prospectus Supplement and we can give no assurance that legislative enactments, administrative changes or court decisions may not be forthcoming that would modify or supersede our opinions. Moreover, there can be no assurance that positions contrary to our opinions will not be taken by the IRS, or that a court considering the issues would not hold contrary to such opinions. Further, the opinions set forth above represents our conclusions based upon the documents, facts and representations referred to above. Any material amendments to such documents, changes in any significant facts or inaccuracy of such representations could affect the opinions referred to herein. Although we have made such inquiries and performed such investigations as we have deemed necessary to fulfill our professional responsibilities as counsel, we have not undertaken an independent investigation of all of the facts referred to in this letter.

     We express no opinion as to any federal income tax issue or other matter except those set forth above.

                                  Very truly yours,

                                  /s/ Rogers & Wells LLP
                                  ROGERS & WELLS LLP

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